BRUCE J. AHO
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                                                            7313 Bush Lake Drive
                                                           Bloomington, MN 55438


October 15, 2002

Mr. Christopher R. Ljungkull
Chairman of the Board and Chief Executive Officer
Legal Research Center, Inc.
310 Fourth Avenue South, Suite 1100
Minneapolis, MN 55415-1005

Dear Gus:

The purpose of this correspondence is to present my resignation from the Board of Directors of Legal Research Center, Inc. effective as of today. I have enjoyed my association with LRCI over the past several years and hope that my efforts have been valuable to you and Jim and the Company. In the future, I will continue to make myself available to you as a consultant should you have any interest.

You are authorized to file a copy of this letter with the SEC and to state in your filing that I have no disagreements with the Company or its management as to any matters.

Sincerely,

/s/ Bruce J. Aho

cc. Board of Directors, Legal Research Center, Inc.
    John Levy, Parsinen Kaplan Rosberg & Gotlieb P.A.